MUELLER WATER PRODUCTS REPORTS FISCAL THIRD QUARTER 2007 RESULTS

(ATLANTA)  — Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $502.5 million, income from operations of $57.4 million, and a net loss of $1.3 million, or $0.01 per diluted share (earnings of $0.17 per diluted share, excluding loss on early extinguishment of debt) in the third quarter ended June 30, 2007.  Summarized consolidated highlights of 2007 third quarter results, as compared to 2006 third quarter results, are as follows:

•                  Consolidated net sales for the third quarter were $502.5 million, up 0.5 percent compared to $500.0 million for the same period last year.

•                  Operating income for the quarter was $57.4 million compared to $69.4 million for the third quarter 2006.  The prior year quarter included $3.4 million of plant closure and acquisition costs.  Operating income margin was 11.4 percent in the third quarter 2007, down from 13.9 percent in the third quarter 2006.

•                  Adjusted EBITDA was $83.2 million in the third quarter 2007 compared to $97.4 million in the third quarter 2006.

•                  Loss per diluted share was $0.01 for the third quarter 2007 and earnings per diluted share for the same period last year were $0.41.  Primary drivers of this difference were the comparative effect of income tax rates, losses on early extinguishment of debt and the increase in average diluted shares outstanding.

“We continue to take action in response to difficult market conditions and have been able to mitigate some of the impact of year-over-year volume declines,” said Chairman, President and CEO Gregory E. Hyland.  “Over the past year, we aggressively reduced our fixed cost structure through plant closures and consolidations.  During the quarter, we diligently managed controllable expenses and heightened our focus on increasing cash flows by reducing inventories.  We also were successful in strengthening our capital structure by refinancing our debt, which lowers interest expense, increases operational flexibility and simplifies the Company’s debt structure. The actions we have taken enhance our ability to not only respond to the current business cycle, but to also benefit from the attractive long-term fundamentals of our market.”

Operating Results

Net sales increased primarily due to higher pricing across all segments, the acquisition of Fast Fabricators and increased volume in the Anvil segment.  These benefits offset volume declines in water infrastructure products that were principally caused by the downturn in residential construction and strong pre-buying last year in advance of third quarter 2006 price increases in the Mueller Co. segment.

The decline in operating income and related margin was largely attributable to lower shipment volumes of higher-margin water infrastructure products.  Reduced production throughput and increased raw material costs in the Mueller Co. and U.S. Pipe segments also impacted profitability.  These results were partially offset by higher pricing and the elimination of certain fixed costs due to 2006 plant closures.

Adjusted EBITDA margin (see discussion of non-GAAP measures below) for the quarter ended June 30, 2007 was 16.5 percent compared to 19.4 percent in the same period last year. This margin contraction occurred as a result of the decline in operating income.  Adjusted EBITDA in third quarter 2006 excluded $3.4 million of certain plant closure and acquisition costs.

Segment Results
Mueller Co. Segment
Net sales for the Mueller Co. segment were $208.1 million in the third quarter of 2007 compared to $225.5 million in the third quarter of 2006.  Volume declines were partially offset by price increases implemented since May 2006.  Reduced volumes in iron gate valves, hydrants and brass service products were the result of continuing weakness in residential construction and strong shipments in the third quarter of 2006.  Pre-buy orders that preceded price increases instituted in May and June of 2006 benefited the level of shipments in the third quarter of 2006.

Income from operations of $41.5 million and Adjusted EBITDA of $54.7 million in the third quarter of 2007 compares to income from operations of $56.8 million and Adjusted EBITDA of $70.0 million in the third quarter of 2006.  The declines principally resulted from reduced shipments of the higher-margin iron gate valve and hydrant product lines.  Lower year-over-year production volumes also drove margin compression.  Higher pricing covered the increase in raw material costs.

U.S. Pipe Segment
Net sales for the U.S. Pipe segment were $154.5 million in the third quarter of 2007 compared to $143.8 million in the prior year quarter.  Price increases and results from the Fast Fabricators acquisition more than offset the impact of lower ductile iron pipe shipments.  While volume related to repair and replacement work in the municipal sector increased year-over-year, it did not offset weakness in residential construction.

Income from operations of $8.9 million and Adjusted EBITDA of $15.2 million in the third quarter of 2007 compares to income from operations of $7.6 million and Adjusted EBITDA of $16.2 million in the third quarter of 2006.  Income from operations in the prior year quarter includes $3.2 million of costs related to the closure of the Chattanooga, Tenn., valve and hydrant plant, as well as $2.0 million of related party charges allocated to U.S. Pipe by the Company’s former parent. Income from operations and Adjusted EBITDA performance were negatively impacted by lower volumes and higher scrap iron raw material costs.

Anvil Segment
Net sales for the Anvil segment of $146.2 million in the third quarter of 2007 increased 7.1 percent compared to $136.5 million in the third quarter of 2006.  Net sales increased due to both higher prices and volume growth primarily from commercial construction demand.

Income from operations of $17.4 million and Adjusted EBITDA of $23.2 million in the third quarter of 2007 compares to income from operations of $12.2 million and Adjusted EBITDA of $18.4 million in the third quarter of 2006.  Third quarter 2007 operating income margin of 11.9 percent and Adjusted EBITDA margin of 15.9 percent increased from 8.9 percent and 13.5 percent, respectively, in the third quarter of 2006.  These improved results benefited from higher prices, volume growth and an additional $1.2 million of dumping duties from the federal government.

Interest Expense and Debt Extinguishment

Interest expense, net, of $23.3 million in the third quarter of 2007 declined from $27.8 million in the third quarter of 2006 as a result of lower average debt levels.  In the third quarter of 2007, interest expense included a $1.7 million charge related to an interest rate swap adjustment.

The Company recorded a loss on the extinguishment of debt of $36.4 million and $4.1 million in the third quarters of 2007 and 2006, respectively.  In May 2007, the Company issued $425 million of 7⅜ percent senior subordinated notes and used the proceeds primarily to repurchase the remaining outstanding senior subordinated and senior discount notes.  In June 2006, the Company issued equity in its initial public offering and subsequently used the net proceeds to partially redeem outstanding debt.

Shares Outstanding

Weighted average diluted shares outstanding of 115.3 million in the third quarter of 2007 increased from 95.3 million in the third quarter of 2006 due primarily to the June 2006 initial public offering of 28.8 million shares of Series A common stock.

Use of Non-GAAP Measures

Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, acquisition related adjustments such as the cost of the closure of the U.S. Pipe Chattanooga facility and adjustments made as a result of the acquisition to increase the manufactured cost of acquired inventory to fair value. The Company presents Adjusted EBITDA because we consider it an important supplemental measure of performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, substantially all of which present Adjusted EBITDA when reporting their results.

In addition, the credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants, such as interest coverage and leverage ratios.

A form of EBITDA also is widely used by the Company and others in its industry to evaluate and price potential acquisition candidates.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products Chairman, President and CEO Gregory E. Hyland and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live webcast to be held on Friday, August 3, 2007, at 9 a.m. EDT. To listen to the event live or in archive, visit the Company Web site at www.muellerwaterproducts.com.

Annual Stockholders Meeting

The annual meeting of stockholders of Mueller Water Products, Inc. will be held on Wednesday, January 30, 2008 at 10:00 a.m. EST at the Four Seasons Hotel in Atlanta, Georgia.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products, Inc. to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material pricing, labor, equipment and transportation costs; pricing actions by the Company’s competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production decreases, inventory control and the integration of acquired businesses; and general changes in economic conditions. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With revenues of approximately $1.9 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,600 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

- MWA -

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in millions)

	June 30, 2007	September 30, 2006
Assets
Cash and cash equivalents	$57.0	$81.4

Receivables, net of allowance for doubtful accounts of $5.1 million and $4.8 million at June 30, 2007 and September 30, 2006, respectively	305.6	322.9
Inventories	484.1	454.6
Deferred income taxes	72.6	42.6
Prepaid expenses	33.3	33.7
Total current assets	952.6	935.2
Property, plant and equipment, net	350.0	337.0
Deferred financing fees and other long-term assets	17.3	16.8
Identifiable intangible assets, net	826.6	835.4
Goodwill	869.1	865.5
Total assets	$3,015.6	$2,989.9

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$6.5	$9.0
Accounts payable	107.1	129.9
Accrued expenses and other current liabilities	97.2	116.3
Total current liabilities	210.8	255.2
Long-term debt	1,135.5	1,118.3
Accrued pension liability, net	46.3	43.7
Accumulated postretirement benefits obligation	44.0	46.3
Deferred income taxes	286.2	278.5
Other long-term liabilities	24.4	20.9
Total liabilities	1,747.2	1,762.9

Common stock, $0.01 par value per share:
Series A - 400,000,000 shares authorized; 28,964,350 shares and 28,750,000 shares issued at June 30, 2007 and September 30, 2006, respectively	0.3	0.3
Series B - 200,000,000 shares authorized and 85,844,920 shares issued	0.8	0.8
Capital in excess of par value	1,420.5	1,417.5
Accumulated deficit	(139.4)	(173.0)
Accumulated other comprehensive loss	(13.8)	(18.6)
Total shareholders’ equity	1,268.4	1,227.0
Total liabilities and shareholders’ equity	$3,015.6	$2,989.9

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,
	2007	2006
	(dollars in millions, except per share amounts)
Net sales	$502.5	$500.0
Cost of sales	383.0	365.5
Gross profit	119.5	134.5
Operating expenses:
Selling, general and administrative	62.1	62.6
Related party corporate charges	—	2.3
Facility rationalization, restructuring and related costs	—	0.2
Total operating expenses	62.1	65.1
Income from operations	57.4	69.4
Interest expense, net of interest income	23.3	27.8
Loss on early extinguishment of debt	36.4	4.1
Income (loss) before income taxes	(2.3)	37.5
Income tax benefit	(1.0)	(1.3)
Net (loss) income	$(1.3)	$38.8

Basic and diluted (loss) income per share	$(0.01)	$0.41
Basic shares	114,794,180	95,322,942
Diluted shares	115,346,526	95,348,061

	Nine months ended June 30,
	2007	2006
	(dollars in millions, except per share amounts)
Net sales	$1,374.1	$1,415.3
Cost of sales	1,029.1	1,142.7
Gross profit	345.0	272.6
Operating expenses:
Selling, general and administrative	184.1	180.5
Related party corporate charges	1.6	6.1
Facility rationalization, restructuring and related costs	—	28.6
Total operating expenses	185.7	215.2
Income from operations	159.3	57.4
Interest expense, net of interest income	64.8	90.1
Loss on early extinguishment of debt	36.4	4.1
Income (loss) before income taxes	58.1	(36.8)
Income tax expense (benefit)	24.5	(25.0)
Net income (loss)	$33.6	$(11.8)

Basic and diluted income (loss) per share	$0.29	$(0.13)
Basic shares	114,694,149	89,004,261
Diluted shares	115,121,585	89,029,379

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED JUNE 30, 2007
(UNAUDITED)
(dollars in millions)

	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Comprehensive Income	Accumulated Other Comprehensive Loss	Total
Balance at September 30, 2006	$1.1	$1,417.5	$(173.0)	$—	$(18.6)	$1,227.0
Cash dividends paid, $0.0525 per share		(6.0)				(6.0)
Share-based compensation		8.0				8.0
Stock issued upon exercise of stock options		1.0				1.0
Comprehensive income						—
Net income			33.6	33.6		33.6
Other comprehensive income, net of tax
Net unrealized gain on derivatives				1.3	1.3	1.3
Foreign currency translation adjustments				3.5	3.5	3.5
Comprehensive income				$38.4
Balance at June 30, 2007	$1.1	$1,420.5	$(139.4)		$(13.8)	$1,268.4

MUELLER WATER PRODUCTS, INC.

REPORTED GAAP RESULTS

(UNAUDITED)

(dollars in millions)

	Three months
	ended June 30,
	2007	2006
Net Sales
Mueller Co.	$208.1	$225.5
U.S. Pipe	154.5	143.8
Anvil	146.2	136.5
Consolidating Adjustments	(6.3)	(5.8)
Total	$502.5	$500.0

Income from Operations
Mueller Co.	$41.5	$56.8
U.S. Pipe	8.9	7.6
Anvil	17.4	12.2
Corporate	(10.4)	(7.4)
Consolidating Adjustments	—	0.2
Total	$57.4	$69.4

	Nine months
	ended June 30,
	2007	2006
Net Sales
Mueller Co.	$575.5	$599.0
U.S. Pipe	405.2	434.6
Anvil	414.1	396.7
Consolidating Adjustments	(20.7)	(15.0)
Total	$1,374.1	$1,415.3

Income from Operations
Mueller Co.	$120.0	$92.2
U.S. Pipe	22.9	(27.4)
Anvil	44.0	15.7
Corporate	(27.6)	(22.7)
Consolidating Adjustments	—	(0.4)
Total	$159.3	$57.4

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months
	ended June 30,
	2007	2006
Income from Operations
Mueller Co.	$41.5	$56.8
U.S. Pipe	8.9	7.6
Anvil	17.4	12.2
Corporate	(10.4)	(7.4)
Consolidating Eliminations	—	0.2
	$57.4	$69.4
Depreciation
Mueller Co.	$6.9	$6.8
U.S. Pipe	6.1	5.4
Anvil	4.9	5.0
Corporate	0.5	—
	$18.4	$17.2
Intangible Amortization
Mueller Co.	$6.3	$6.2
U.S. Pipe	0.2	—
Anvil	0.9	1.2
	$7.4	$7.4
Unusual Adjustments
US Pipe Chattanooga Plant Closure Costs	$—	$3.2
Mueller Co. Inventory Step-Up	—	0.2
	$—	$3.4
Adjusted EBITDA
Mueller Co.	$54.7	$70.0
U.S. Pipe	15.2	16.2
Anvil	23.2	18.4
Corporate	(9.9)	(7.4)
Consolidating Eliminations	—	0.2
	$83.2	$97.4

Income from operations	$57.4	$69.4
Interest expense, net of interest income	23.3	27.8
Loss on early extinguishment of debt	36.4	4.1
Income tax expense (benefit)	(1.0)	(1.3)
Net income	$(1.3)	$38.8

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Nine months ended June 30,
	2007	2006
Income from Operations
Mueller Co.	$120.0	$92.2
U.S. Pipe	22.9	(27.4)
Anvil	44.0	15.7
Corporate	(27.6)	(22.7)
Consolidating Eliminations	—	(0.4)
	$159.3	$57.4
Depreciation
Mueller Co.	$20.1	$19.5
U.S. Pipe	17.5	17.0
Anvil	14.8	14.9
Corporate	1.0	0.2
	$53.4	$51.6
Intangible Amortization
Mueller Co.	$18.8	$18.4
U.S. Pipe	0.5	—
Anvil	2.6	2.6
	$21.9	$21.0
Unusual Adjustments
US Pipe Chattanooga Plant Closure Costs	$—	$49.9
Mueller Co. Inventory Step-Up	—	53.3
Anvil Inventory Step-Up	—	17.3
	$—	$120.5
Adjusted EBITDA
Mueller Co.	$158.9	$183.4
U.S. Pipe	40.9	39.5
Anvil	61.4	50.5
Corporate	(26.6)	(22.5)
Consolidating Eliminations	—	(0.4)
	$234.6	$250.5

Income from operations	$159.3	$57.4
Interest expense, net of interest income	64.8	90.1
Loss on early extinguishment of debt	36.4	4.1
Income tax expense (benefit)	24.5	(25.0)
Net income (loss)	$33.6	$(11.8)

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months ended June 30,
	2007	2006
Adjusted EBITDA	$83.2	$97.4
Adjustments:
Depreciation	(18.4)	(17.2)
Amortization of intangibles	(7.4)	(7.4)
Closure of U.S. Pipe Chattanooga facility	—	(3.2)
Inventory step-up	—	(0.2)
Interest expense, net of interest income	(23.3)	(27.8)
Loss on early extinguishment of debt	(36.4)	(4.1)
Income tax (expense) benefit	1.0	1.3
Net income	$(1.3)	$38.8

	Nine months ended June 30,
	2007	2006
Adjusted EBITDA	$234.6	$250.5
Adjustments:
Depreciation	(53.4)	(51.6)
Amortization of intangibles	(21.9)	(21.0)
Closure of U.S. Pipe Chattanooga facility	—	(49.9)
Inventory step-up	—	(70.6)
Interest expense, net of interest income	(64.8)	(90.1)
Loss on early extinguishment of debt	(36.4)	(4.1)
Income tax (expense) benefit	(24.5)	25.0
Net income (loss)	$33.6	$(11.8)

MUELLER WATER PRODUCTS, INC.
RECONCILIATION OF PROFORMA EPS TO GAAP EPS
(UNAUDITED)
(in millions except per-share amounts)

Three months
ended June 30,
2007
Proforma earnings per share	$0.17
Calculation:
Loss on early extinguishment of debt	(36.4)
Less: tax benefit at 42.2% effective rate	15.4
Loss on early extinguishment of debt, net of tax	$(21.0)

Diluted shares	115.3

Loss on early extinguishment of debt, net of tax, per diluted share	$(0.18)

Basic and diluted loss per share	$(0.01)